Exhibit 99.1

Invitae meets annual volume guidance, projects doubling of volume in 2017, accelerates Genome Network by acquiring scalable patient-centered data company

— Grew volume 200% by delivering approximately 57,000 billable reports for the full year 2016 and approximately 20,000 billable reports in Q4, generating positive gross margins —

— Added multiple new regional payers, securing coverage for more than 175 million covered lives —

— Announced new biopharma partnership and acquired patient-centered data company AltaVoice to expand the Invitae Genome Network to include both genetic information and patient-centered data —

SAN FRANCISCO, January 6, 2017 — Invitae Corporation (NYSE: NVTA), one of the fastest growing genetic information companies, announced initial fourth quarter and full-year 2016 results, showing 200% year-over-year growth in billable test volume, driven by milestones including a major expansion of its test menu to more than 1,100 genes and agreements with the nation’s largest payers to provide coverage for more than 175 million lives in aggregate.

For the year, Invitae met its volume guidance of 50,000-70,000 billable tests, delivering approximately 57,000 billable tests in 2016 and roughly tripling the approximately 19,000 billable tests delivered in 2015. Invitae also reported that it accessioned more than 59,000 samples in 2016. Fourth quarter performance contributed to strong growth, with the company delivering approximately 20,000 billable tests, representing a 33% increase over the third quarter of 2016, and accessioning more than 20,500 samples. In addition, Invitae added multiple regional payers in the fourth quarter, bringing the total lives covered to more than 175 million.

“With major payers on board with Invitae, this provides us with what we expect will be a revenue ramp that outpaces our volume growth in 2017,” said Randy Scott, chief executive officer of Invitae. “Furthermore, based on our preliminary Q4 financials we expect to report positive gross margins in the fourth quarter of 2016 and we now have a clear path to profitability by the end of 2018.”

Acquired patient-centered data company, AltaVoice, to expand Genome Network

Invitae also announced its acquisition of AltaVoice (formerly PatientCrossroads), a privately owned, patient-centered data company that collects, curates, coordinates, and delivers data from patients and clinicians. Since 2007, AltaVoice has developed data collection programs for more than 75,000 patients and 400 diseases through its work with more than 100 advocacy groups, the National Institutes of Health (NIH), Patient-Centered Outcomes Research Institute

(PCORi), as well as biotech and pharmaceutical companies. The acquisition, complemented by several other unique partnerships, will accelerate the development of the Invitae Genome Network, which connects patients, clinicians, advocacy organizations, researchers, and drug developers to accelerate the understanding, diagnosis, and treatment of hereditary disease.

AltaVoice delivers patient insights faster and more efficiently than traditional registries and clinical research organizations. Invitae’s ongoing testing business combined with AltaVoice’s patient network can bring together valuable capabilities, technology, and data to accelerate the use of genetic information for the diagnosis and treatment of hereditary disease.

“For more than six years, we’ve invested in our goal of transforming an industry to get genetic information into the hands of those who need it. We are committed to continue to lead the way in providing the most comprehensive genetic testing with increasingly rapid turnaround time at the most affordable prices,” said Sean George, president and COO of Invitae. “With continued execution of our testing business, as well as new biopharma partnerships and the integration of AltaVoice, we are excited about how our network can enable patients and clinicians to access clinical trials, better care and treatments informed by genetic information. We believe this will only further extend our leadership in bringing genetics into mainstream healthcare.”

Announced partnership with BioMarin to connect patients to care

Invitae also announced that it has entered into a partnership with BioMarin, a global biotechnology company specializing in rare and ultra rare diseases. This adds to Invitae’s growing network of biopharma partnerships, including MyoKardia and Parion, among others.

Upcoming investor events

Invitae will be presenting at the 35th Annual JP Morgan Healthcare Conference on Wednesday, January 11, 2017, at 2:30 p.m. Pacific at The Westin St. Francis in San Francisco. A live, listen-only webcast of the presentation and breakout session can be accessed by visiting the events section of Invitae’s website at ir.invitae.com.

Invitae will report its full financial results and other metrics during its fourth quarter and year-end 2016 conference call in February.

About Invitae

Invitae Corporation’s (NYSE: NVTA) mission is to bring comprehensive genetic information into mainstream medical practice to improve the quality of healthcare for billions of people. Invitae’s goal is to aggregate most of the world’s genetic tests into a single service with higher quality, faster turnaround time, and lower price than many single-gene and panel tests today. The company currently provides a diagnostic service comprising hundreds of genes for a variety of genetic disorders associated with oncology, cardiology, neurology, pediatrics, and other rare disease areas. Additionally, the company has created a Genome Network to connect patients, clinicians, advocacy organizations, researchers, and drug developers to accelerate the understanding, diagnosis, and treatment of hereditary disease. For more information, visit our website at invitae.com.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s expectation that the addition of major payers will provide it with a revenue ramp that outpaces its volume growth in 2017; the company’s expectation that it will report positive gross margins in the fourth quarter of 2016 and that it now has a clear path to profitability by the end of 2018; that the company has a growing network of biopharma partnerships; that the AltaVoice acquisition, complemented by several other unique partnerships, will accelerate the development of the company’s Genome Network; that the company’s ongoing testing business combined with AltaVoice’s patient network can bring together valuable capabilities, technology, and data to accelerate the use of genetic information for the diagnosis and treatment of hereditary disease; that the company’s network can enable patients and clinicians to access clinical trials, better care and treatments informed by genetic information, and that this will further extend the company’s leadership in bringing genetics into mainstream healthcare. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company’s history of losses; the company’s need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the company’s ability to develop and commercialize new tests and expand into new markets; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; risks associated with the company’s ability to use rapidly changing genetic data to interpret test results accurately, consistently, and quickly; the company’s ability to compete; risks associated with the company’s limited experience with respect to acquisitions and its ability to integrate AltaVoice successfully into its existing business; the company’s ability to retain AltaVoice employees; security breaches, loss of data and other disruptions; laws and regulations applicable to the company’s business, including privacy laws; ethical and social concerns related to the use of genetic information; and the other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

NOTE: Invitae and the Invitae logo are trademarks of Invitae Corporation. All other trademarks and service marks are the property of their respective owners.

Source: Invitae Corporation

Contact:

Laura D’Angelo

pr@invitae.com

314-920-0617

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